Registration No. 333-_______
                                                Filed January 22, 1997
              ------------------------

         SECURITIES AND EXCHANGE COMMISSION
              Washington, D.C.  20549



                     FORM S-8
              REGISTRATION STATEMENT
                       UNDER
            THE SECURITIES ACT OF 1933

              ------------------------

              Washington Federal, Inc.
------------------------------------------------------------------------
(Exact Name of Registrant as specified in its Articles of Incorporation)

WASHINGTON                                                    91-1661606
------------------------               ---------------------------------
(State of incorporation)               (IRS Employer Identification No.)

                  425 Pike Street
              Seattle, Washington  98101
------------------------------------------------------------
(Address of principal executive offices, including zip code)



Washington Federal Savings Profit Sharing Retirement
       Plan and Employee Stock Ownership Plan
----------------------------------------------------
            (Full Title of the Plan)


Guy C. Pinkerton               Copies to
Chairman, President and        Gerard L. Hawkins, Esq.
  Chief Executive Officer      Kenneth B. Tabach, Esq.
Washington Federal, Inc.       Elias, Matz, Tiernan & Herrick L.L.P.
425 Pike Street                734 15th Street, N.W.
Seattle, Washington  98101     Washington, D.C.  20005
(206) 624-7936                 (202) 347-0300
----------------------------
(Name, address and telephone
number of agent for service)



                  Page 1 of 6 pages
       Index to Exhibits is located on page 3.

           CALCULATION OF REGISTRATION FEE

  Title of                  Proposed Maximum  Proposed Maximum
  Securities  Amount        Offering Price       Aggregate       Amount of
    to be      to be        Per Share(3)      Offering Price(3)  Registration
  Registered  Registered(1)                                          Fee
-----------------------------------------------------------------------------------
Common Stock,
 par value
 $1.00        200,000(2)    $26.75             $5,350,000         $1,621.21



(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to Washington Federal Savings Profit Sharing Retirement Plan and Employee Stock Ownership Plan (the "Plan") as a result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of Washington Federal, Inc. (the "Company" or the "Registrant").

(2) Represents an estimate of such presently undeterminable number of shares as may be purchased with employee contributions pursuant to the Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

(3) Estimated solely for the purpose of calculating the registration fee, which has been calculated pursuant to Rule 457(c). The Proposed Maximum Offering Price Per Share is equal to the closing sales price of the Common Stock on the Nasdaq National Market System on January 16, 1997.


             __________________________

    This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act of 1933, as amended, and 17 C.F.R. <section> 230.462.

This Registration Statement registers additional securities to be issued under the Washington Federal Savings Profit Sharing Retirement Plan and Employee Stock Ownership Plan, for which a Registration Statement on Form S-8 has been filed and is effective. The contents of the Registration Statement on Form S-8 (Commission File No. 33-97900), filed with the Commission on October 10, 1995, are incorporated herein by reference.


ITEM 8. EXHIBITS

    The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

    NO.   EXHIBIT                                     PAGE

    4     Common Stock Certificate.                    *

    23    Consent of Deloitte & Touche LLP            E-1

    24    Power of attorney for any subsequent
          amendments (located in the signature
          pages of this Registration Statement).       --

    99    Washington Federal Savings Profit
          Sharing and Retirement Plan and
          Employee Stock Ownership Plan                **

    ---------------------

    * Incorporated by reference from the Company's Registration Statement on Form 8-B, filed with the Commission on January 26, 1995.

    **    Incorporated by reference from the Company's Registration
    Statement on Form S-8 (Commission File No. 33-97900), filed with the Commission on October 10, 1995.

                     SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Washington on January 21, 1997.


                         By:    /S/ GUY C. PINKERTON
                         ---------------------------
                         Guy C. Pinkerton
                         Chairman, President and Chief
                             Executive Officer


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints Guy C. Pinkerton his or her true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments

SIGNATURE                            TITLE               DATE



/S/ KERMIT O. HANSON
--------------------
Kermit O. Hanson                     Director            January 21, 1997


/S/ W. ALDEN HARRIS
--------------------
W. Alden Harris                      Director            January 21, 1997


/S/ ANNA C. JOHNSON
--------------------
Anna C. Johnson                      Director            January 21, 1997


/S/JOHN F. CLEARMAN
--------------------
John F. Clearman                     Director            January 21, 1997

    SIGNATURE                        TITLE               DATE



/S/ H. DENNIS HALVORSON
-----------------------
H. Dennis Halvorson                  Director            January 21, 1997


/S/E.W. MERSEREAU, JR.
-----------------------
E.W. Mersereau, Jr.                  Vice Chairman       January 21, 1997


/S/ GUY C. PINKERTON
-----------------------
Guy C. Pinkerton                     Chairman, President January 21, 1997
                                     and Chief Executive
                                     Officer (principal
                                     executive officer)


/S/ CHARLES R. RICHMOND
------------------------
Charles R. Richmond                  Director            January 21, 1997


/S/RICHARD C. REED
------------------------
Richard C. Reed                      Director            January 21, 1997


/S/ RONALD L. SAPER
------------------------
Ronald L. Saper                      Executive Vice      January 21, 1997
                                     President and Chief
                                     Financial Officer
                                     (principal financial
                                     and accounting officer)